EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.01 per share, of LifeStance Health Group, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    February 4, 2022

Summit Partners, L.P.

By:	Summit Master Company, LLC
Its:	General Partner

By:	*
Authorized Signatory

Summit Partners Growth Equity Fund IX-A, L.P.

By:	Summit Partners GE IX, LP
Its:	General Partner

By:	*
Authorized Signatory

Summit Partners Growth Equity Fund IX-B, L.P.

By:	Summit Partners GE IX, LP
Its:	General Partner

By:	*
Authorized Signatory

Summit Investors GE IX/VC IV, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	*
Authorized Signatory

Summit Investors GE IX/VC IV (UK), L.P.

	By:	Summit Investors Management, LLC
	Its:	Manager

	By:	*
Authorized Signatory

Summit Partners Entrepreneur Advisors Fund II, L.P.

	By:	Summit Partners Entrepreneur Advisors GP II, LLC
	Its:	General Partner

	By:	*
Name:
Title: Authorized Signatory

*	By:	/s/ Adam H. Hennessey
Adam H. Hennessey
Power of Attorney**

**	Pursuant to Powers of Attorney attached hereto as Exhibit B.